Exhibit 21

SUBSIDIARIES OF EXPRESS SCRIPTS HOLDING COMPANY

The following is a list of subsidiaries of Express Scripts Holding Company as of September 30, 2012, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation or Organization
CFI New Jersey, Inc.	New Jersey
CuraScript, Inc.	Delaware
Diversified Pharmaceutical Services, Inc.	Minnesota
ESI Canada	Ontario, Canada
ESI-GP Holdings, Inc.	Delaware
ESI Mail Order Processing, Inc.	Delaware
ESI Mail Pharmacy Service, Inc.	Delaware
ESI Partnership	Delaware
ESI Resources, Inc.	Minnesota
Express Scripts, Inc.	Delaware
Express Scripts Canada Co.	Nova Scotia, Canada
Express Scripts Canada Holding, Co.	Delaware
Express Scripts Insurance Company	Arizona
Express Scripts Pharmaceutical Procurement, LLC	Delaware
Express Scripts Services Company (formerly Express Scripts Sales Development Co.)	Delaware
Express Scripts Specialty Distribution Services, Inc.	Delaware
Express Scripts Utilization Management Co.	Delaware
Express Scripts WC, Inc.	Florida
Lynnfield Drug, Inc.	Florida
Matrix GPO, LLC	Indiana
National Prescription Administrators, Inc.	New Jersey
Priority Healthcare Corporation	Indiana
Priority Healthcare Corporation West	Nevada
Priority Healthcare Distribution, Inc.	Florida
Accredo Care Network, Inc.	Delaware
Accredo Health Group, Inc.	Delaware
Accredo Health, Incorporated	Delaware
AHG of New York, Inc.	New York
BioPartners In Care, Inc.	Missouri
Bracket Global Limited	England & Wales
Bracket Global LLC	Delaware
Bracket Global, s.r.o.	Czech Republic
CCS Infusion Management, LLC	Delaware
CCSI Holding 3, LLC	Delaware
CDR Limited	England & Wales
Critical Care Systems of New York, Inc.	New York
Critical Care Systems, Inc.	Delaware
DNA Direct, Inc.	Delaware
Envision Pharma Inc.	Connecticut
Envision Pharma Limited	England & Wales
Europa Apotheek Service Venlo B.V.	Netherlands
Europa Apotheek Venlo B.V.	Netherlands
Evidence Scientific Solutions Limited	England & Wales
Evidence Scientific Solutions, Inc.	Delaware
GHK Beleggingsmaatschappij Venlo B.V.	Netherlands

Subsidiary	Jurisdiction of Incorporation or Organization
Hidden River, L.L.C.	Delaware
Home Healthcare Resources, Inc.	Pennsylvania
Infinity Infusion Care, Ltd.	Texas
Infinity Infusion II, LLC	Delaware
Infinity Infusion, LLC	Delaware
Institute for Medical Education & Research, Inc.	Florida
Liberty Healthcare Group, Inc.	Delaware
Liberty Healthcare Pharmacy of Nevada, LLC	Nevada
Liberty Lane Condominium Association, Inc.	Florida
Liberty Lane Development Company, Inc.	Florida
Liberty Marketplace, Inc.	Delaware
Liberty Medical Supply, Inc.	Florida
MAH Pharmacy, L.L.C.	Delaware
MAH Processing, Inc.	Delaware
Medco [Shellco] Limited	England & Wales
Medco at Home, L.L.C.	Delaware
Medco CDUR, L.L.C.	Delaware
Medco Celesio Limited	England & Wales
Medco CHP, L.L.C.	Delaware
Medco Containment Insurance Company of New York	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Continuation Health, L.L.C.	Delaware
Medco Europe II, L.L.C.	Delaware
Medco Europe, L.L.C.	Delaware
Medco Health New York Independent Practice Association, L.L.C.	New York
Medco Health Puerto Rico, L.L.C.	Delaware
Medco Health Receivables, L.L.C.	Delaware
Medco Health Services, Inc.	Delaware
Medco Health Solutions, Inc.	Delaware
Medco Health Solutions [Ireland] Ltd.	Ireland
Medco Health Solutions GmbH	Germany
Medco Health Solutions Ltd.	England & Wales
Medco Health Solutions of Columbus North, Ltd.	Ohio
Medco Health Solutions of Columbus West, Ltd.	Ohio
Medco Health Solutions of Fairfield, L.L.C.	Pennsylvania
Medco Health Solutions of Franklin Lakes, L.L.C.	New Jersey
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware
Medco Health Solutions of Hidden River, L.C.	Florida
Medco Health Solutions of Illinois, L.L.C.	Delaware
Medco Health Solutions of Indiana, L.L.C.	Delaware
Medco Health Solutions of Irving, L.L.C.	Delaware
Medco Health Solutions of Las Vegas, L.L.C.	Nevada
Medco Health Solutions of Netpark, L.L.C.	Delaware
Medco Health Solutions of North Versailles, L.L.C.	Pennsylvania
Medco Health Solutions of Richmond, L.L.C.	Virginia
Medco Health Solutions of Spokane, L.L.C.	Delaware
Medco Health Solutions of Texas, L.L.C.	Texas
Medco Health Solutions of Willingboro, L.L.C.	New Jersey
Medco Health Solutions Services Ltd.	England & Wales
Medco Health, L.L.C.	Delaware
Medco International B.V.	Netherlands
Medco International GmbH (Germany)	Germany
Medco International Holdings B.V.	Netherlands

Subsidiary	Jurisdiction of Incorporation or Organization
Medco of Willingboro Urban Renewal, L.L.C.	New Jersey
Medco Research Institute, L.L.C.	Delaware
medcohealth.com, L.L.C.	New Jersey
MHS Holdings, C.V.	Netherlands
MWD Insurance Company	New York
National Diabetic Medical Supply, L.L.C.	Delaware
National Rx Services No. 3, Inc. of Ohio	Ohio
PolyMedica Corporation	Massachusetts
P-Star Acquisition Co., Inc.	Delaware
Systemed, L.L.C.	Delaware
TherapEase Cuisine, Inc.	Wisconsin
UBC Clinical Technologies Limited	England & Wales
UBC Health Care Analytics, Inc.	Delaware
UBC Japan K.K.	Japan
UBC Late Stage (UK) Limited	England & Wales
UBC Late Stage, Inc.	Missouri
UBC Market Access Limited	England & Wales
UBC Scientific Solutions, Inc.	Delaware
UBC Scientific Solutions, Limited	England & Wales
United BioSource (Germany) GmbH	Germany
United BioSource (HCA Canada) Company	Canada
United BioSource (London) Limited	England & Wales
United BioSource (Suisse) SA	Switzerland
United BioSource Corporation	Delaware
United BioSource Corporation, S.L.	Spain
United BioSource Holding (Canada) Company	Canada
United BioSource Holding (EU) B.V.	Netherlands
United BioSource Holding (UK) Limited	England & Wales
United BioSource Patient Solutions, Inc.	Delaware

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